UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Sterling Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The following letters were sent to certain shareholders of Sterling Financial Corporation (“Sterling”) in connection with the solicitation of proxies for Sterling’s 2005 Annual Meeting of Shareholders.

[Sterling letterhead]

March 25, 2005

Dear Klamath First Employee Stock Ownership Plan Participant:

The Annual Meeting of Shareholders of Sterling Financial Corporation (“Sterling”) will be held on Tuesday, April 26, 2005 for the following purposes, as further described in the enclosed Proxy Statement:

1.                                       To elect three Directors of Sterling for terms ending in the year 2008;

2.                                       To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm for Sterling for 2005; and

3.                                       To transact such other business as may properly come before the Annual Meeting.

Your vote is important regardless of the number of shares you own or whether or not you plan to attend the Annual Meeting.

Please complete the enclosed proxy card to direct the trustee as to the manner in which shares of common stock allocated to your plan account are to be voted.  Unallocated shares of common stock held by the Klamath ESOP, and allocated shares for which no voting instructions are received from participants, will be voted by the trustee, to the extent not inconsistent with its fiduciary obligations, in the same proportion as shares for which the trustee has received voting instructions.

Sincerely,

/s/ Teresa Venne

Teresa Venne, AVP
Compensation and Benefits Manager

[Sterling letterhead]

March 25, 2005

Dear IRA Customer:

The Annual Meeting of Shareholders of Sterling Financial Corporation (“Sterling”) will be held on Tuesday, April 26, 2005 for the following purposes, as further described in the enclosed Proxy Statement:

4.                                       To elect three Directors of Sterling for terms ending in the year 2008;

5.                                       To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm for Sterling for 2005; and

6.                                       To transact such other business as may properly come before the Annual Meeting.

Your vote is important regardless of the number of shares you own or whether or not you plan to attend the Annual Meeting.

Please complete the enclosed the proxy statement, either for or against.  If you do not vote or return your proxy, Sterling, as Trustee of your IRA and the authorized representative for your IRA shares, will vote your IRA shares on the proposals to be considered at the Annual Meeting in accordance with the recommendations of Sterling’s Board of Directors.

Sincerely,

/s/ Alta M. Ferrians

Alta M. Ferrians, AVP
Retirement Accounts Administrator
IRA Department